As filed with the Securities and Exchange Commission on December 30, 2004

Registration No. 333-121338

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

TO

FORM S-3

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

HIGHLAND HOSPITALITY CORPORATION

(Exact name of Registrant as specified in its Charter)

Maryland	57-1183293
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

8405 Greensboro Drive, Suite 500

McLean, Virginia 22102

(703) 336-4901

(Address and telephone number of principal executive offices)

James L. Francis

President and CEO

Highland Hospitality Corporation

8405 Greensboro Drive, Suite 500

McLean, Virginia 22102

(703) 336-4901

(Name, address and telephone number of agent for service)

Copies to:

James E. Showen, Esq.

Kevin L. Vold, Esq.

Hogan & Hartson L.L.P.

555 Thirteenth Street, N.W.

Washington, D.C. 20004

(202) 637-5600

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☑

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.    ☐

EXPLANATORY NOTE

This Amendment No. 1 is being filed solely for the purpose of filing Exhibits 5.1,8.1, 23.5 and 23.6. No change is made to the preliminary prospectus constituting Part I of the Registration Statement or Items 14, 15 or 17 of Part II of the Registration Statement.

PART II

Item 16.    Exhibits

The Exhibits to this Registration Statement are listed on the exhibit index, which appears elsewhere herein and is incorporated herein by reference.

II-1

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of McLean, Commonwealth of Virginia, on December 29, 2004.

HIGHLAND HOSPITALITY CORPORATION (Registrant)

By:	/S/ DOUGLAS W. VICARI
Douglas W. Vicari
Executive Vice President, Chief Financial Officer and Treasurer

Pursuant to the requirements of the Securities Act of 1933, the registration statement has been signed by the following persons in the capacities indicated on December 29, 2004.

Signature	Title

* Bruce D. Wardinski	Chairman of the Board of Directors

* James L. Francis	Director and President and Chief Executive Officer (Principal Executive Officer)

/S/ DOUGLAS W. VICARI Douglas W. Vicari	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)

* Francisco L. Borges	Director

* W. Reeder Glass	Director

* Thomas A. Natelli	Director

* Margaret A. Sheehan	Director

* William L. Wilson	Director

*	Pursuant to Power of Attorney

By:	/S/ DOUGLAS W. VICARI
Douglas W. Vicari Attorney-in-Fact

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EXHIBIT INDEX

Exhibit Number	Description
4.1	Amended and Restated Articles of Incorporation (incorporated by reference to exhibit 3.1 to the registrant’s Annual Report on Form 10-K for the year ended December 31, 2003)

4.2	Amended and Restated Bylaws (incorporated by reference to exhibit 3.2 to the registrant’s Annual Report on Form 10-K for the year ended December 31, 2003)

5.1	Opinion of Hogan & Hartson L.L.P. regarding the legality of the securities being registered*

8.1	Opinion of Hogan & Hartson L.L.P. regarding certain tax matters*

23.1	Consent of KPMG LLP†

23.2	Consent of PricewaterhouseCoopers LLP†

23.3	Consent of Grant Thornton LLP†

23.4	Consent of Hein & Associates LLP†

23.5	Consent of Hogan & Hartson L.L.P. (included in Exhibit 5.1)*

23.6	Consent of Hogan & Hartson L.L.P. (included in Exhibit 8.1)*

24.1	Powers of Attorney (included on signature page to initial filing of registration statement on December 16, 2004)

99.1	Second Amended and Restated Agreement of Limited Partnership of Highland Hospitality, L.P. (as amended through September 30, 2004) (incorporated by reference to exhibit 3.3.1 to the registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2004).

†	Previously filed.
*	Filed herewith.